UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2024

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2024 (the “Effective Date”), NeuroOne Medical Technologies Corporation (“NeuroOne”) entered into an amended and restated exclusive development and distribution agreement (the “A&R Distribution Agreement”) with Zimmer, Inc. (“Zimmer”), pursuant to which NeuroOne granted Zimmer the exclusive right and license to distribute NeuroOne’s OneRF Ablation System.

Pursuant to the A&R Distribution Agreement, Zimmer will make an upfront payment of $3.0 million to NeuroOne within 10 business days of the Effective Date of the A&R Distribution Agreement. Additionally, NeuroOne will be eligible for an additional $1.0 million payment from Zimmer upon achievement of certain specified net sales milestones.

The A&R Distribution Agreement will expire on September 30, 2034, unless terminated earlier pursuant to its terms. Either party may terminate the A&R Distribution Agreement (x) with written notice for the other party’s material breach following a cure period or (y) if the other party becomes subject to certain insolvency proceedings. In addition, Zimmer may terminate the A&R Distribution Agreement for any reason with 90 days’ written notice, and NeuroOne may terminate the A&R Distribution Agreement if Zimmer acquires or directly or indirectly owns a controlling interest in certain competitors of NeuroOne.

Each of Zimmer and NeuroOne has agreed to indemnify the other party against certain losses and expenses relating to the development or commercialization of a product by the indemnifying party, the negligence or willful misconduct of the indemnifying party or its directors, officers, employees or agents or a breach of the indemnifying party’s representations, warranties or covenants.

The foregoing description of the A&R Distribution Agreement is not complete and is qualified in its entirety by reference to the A&R Distribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

Attached as Exhibit 99.1 is a copy of the press release issued by NeuroOne on October 31, 2024 announcing the execution of the A&R Distribution Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Amended and Restated Exclusive Development and Distribution Agreement, dated October 25, 2024, by and between NeuroOne and Zimmer.
99.1	Press Release dated October 31, 2024.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request. Certain portions of the A&R Distribution Agreement that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of the unredacted A&R Distribution Agreement will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: October 31, 2024
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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